Exhibit 10.63

AMENDMENT TO AIRCRAFT TIME SHARING AGREEMENT

This Amendment Number 1 (this “Amendment”) to that certain Aircraft Time Sharing Agreement dated as of December 18, 2009 (the “Agreement”) by and between Regions Financial Corporation, a Delaware corporation with principle offices in Birmingham, Alabama (the “Owner”), and O.B. Grayson Hall, Jr., an individual (the “User”), who together are sometimes referred to herein individually as a “Party” or collectively as the “Parties.” Capitalized terms are as defined in the Agreement, unless otherwise defined in this Amendment. This Amendment is dated as of December 1, 2012.

WITNESSETH:

WHEREAS, the Compensation Committee of Owner has approved that certain Use of Corporate Aircraft Policy, to be effective December 1, 2012 (the “Policy”);

WHEREAS, the Policy allows the User to have use of the Aircraft for personal travel with reimbursement to the Company up to a maximum value of $100,000 per year;

WHEREAS, the Parties desire that the Agreement be amended to reflect the current provision in the Policy.

NOW THEREFORE, in consideration of the mutual covenants set forth herein and in the Agreement, the Parties agree as follows:

First.    Section 2.1 of the Agreement is amended to the following:

2.1 Reimbursement of Expenses. User shall have the use of the Aircraft for personal travel without reimbursement to the Owner up to a maximum value of $100,000 per year. Over and above such value, for each flight conducted under the Agreement, the User shall reimburse the Owner an amount determined from time to time by the Owner as the incremental cost and expense of operating the Aircraft, provided, however, the amount for each flight shall be limited to no more than the charges prescribed by any applicable Federal Aviation FAR.

Except as set forth above, all of the other terms and conditioned contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused their signature or the signature of their authorized representative to be affixed below on the day and year first above written. The persons signing below warrant their authority to sign.

OWNER:		USER:

REGIONS FINANCIAL CORPORATION

	/s/ David B. Edmonds	/s/ O. B. Grayson Hall
BY:	David B. Edmonds	O. B. Grayson Hall, Jr.
ITS:	Senior Executive Vice President